News Release Date: July 25, 2022 Contact: C. Hunter Westbrook Tony J. VunCannon President & Chief Operating Officer EVP, Chief Financial Officer, Corporate Secretary & Treasurer 828.365.7084 828.350.3049 HomeTrust Bancshares, Inc. Announces Merger with Quantum Capital Corp. ASHEVILLE, N.C., July 25, 2022 – HomeTrust Bancshares, Inc. (NASDAQ: HTBI) ("HomeTrust"), the holding company of HomeTrust Bank, today announces the signing of a definitive merger agreement (“Agreement”) whereby Quantum Capital Corp. (“Quantum”) will merge with HomeTrust in a stock and cash transaction valued at approximately $67.6 million (the “Transaction”). Quantum is the holding company of Quantum National Bank (“Bank”), a high-performing $660 million asset bank with three locations in the Atlanta metro area. Quantum currently operates as an S-Corporation and was founded in 1995 by current Chairman Dr. Narasimhulu Neelagaru (“Dr. Neel”), a retired cardiologist and internist. The Bank is focused on small business lending and is consistently ranked as one of Georgia’s most profitable banks. The Bank is a Small Business Administration (“SBA”) Preferred Lender, generating the third highest volume of SBA 7a loans in Georgia during 2021. “We are excited to be partnering with one of the highest performing banks in Georgia and throughout the Southeast,” said C. Hunter Westbrook, President and Chief Operating Officer of HomeTrust. “Quantum’s strong team of experienced business bankers specializing in the origination of SBA loans aligns perfectly with our strategic initiatives to expand our fee-based businesses and grow our commercial deposit base. The addition of Quantum will catapult our financial performance and accelerate our goal of becoming a top performing bank. Further, Atlanta is one of the most dynamic markets in the country, which is perfectly suited for our branch-lite expansion strategy. Simply said, this transaction presents a unique opportunity for HomeTrust to expand our franchise and meaningfully enhance our profitability.” Dr. Neel said, “We are excited to engage in this strategic combination with HomeTrust, a bank that shares our core values and culture. This merger will create meaningful opportunities for our employees to continue driving our exceptional financial performance while preserving our high-touch approach to serving our customers.” Upon closing of the transaction, Dr. Neel will join the board of directors of HomeTrust and HomeTrust Bank. Bryan Cohen, the President of Quantum and Chief Executive Officer of Quantum National Bank, will serve as the Georgia Market President of HomeTrust Bank. Under the terms of the Agreement, HomeTrust will pay approximately $33.0 million of cash and issue 1,374,646 shares of HomeTrust common stock to the shareholders of Quantum. HomeTrust will file within forty-five (45) business days following completion of the Transaction a registration statement covering the resale of all common shares issued in the Transaction, subject to any limitations under Rule 144. Upon consummation of the Transaction, Quantum will be merged with and into HomeTrust and Quantum National Bank will be merged with and into HomeTrust Bank. Quantum National Bank’s branch offices will become branch offices of HomeTrust Bank. HomeTrust expects the merger to be accretive to earnings per share by more than 20% once cost savings are fully achieved beginning in fiscal year 2024. HomeTrust estimates dilution to tangible book value per share of approximately 7.5% at closing of the transaction with an earn-back period of less than 2.5 years. The boards of directors of HomeTrust and Quantum have approved the proposed transaction, which is expected to occur in the first calendar quarter of 2023, subject to approval by bank regulatory authorities. A copy of HomeTrust’s investor presentation is available under “Investor Relations” on HomeTrust’s website, www.htb.com. Raymond James & Associates, Inc. is serving as financial advisor and Silver Freedman, Taff & Tiernan LLP is serving as legal counsel to HomeTrust on the transaction. Piper Sandler & Co. is serving as financial advisor and Hunton Andrews Kurth LLP is serving as legal counsel to Quantum on the transaction.

No Offer or Solicitation This press release is being provided for informational purposes only and does not constitute (i) an offer to purchase, nor a solicitation of an offer to sell, subscribe for or buy any securities, or (ii) an offer to exchange any securities. There shall not be any offer, solicitation, sale or exchange of any securities in any state or other jurisdiction in which such offer, sale, or exchange is not permitted. About HomeTrust Bancshares, Inc. HomeTrust Bancshares, Inc. is the holding company for HomeTrust Bank. As of March 31, 2022, HomeTrust had assets of $3.5 billion. HomeTrust Bank, founded in 1926, is a North Carolina state chartered, community-focused financial institution committed to providing value added relationship banking with over 30 locations as well as online/mobile channels. Locations include: North Carolina (including the Asheville metropolitan area, the "Piedmont" region, Charlotte, and Raleigh/Cary), Upstate South Carolina (Greenville), East Tennessee (including Kingsport/Johnson City, Knoxville, and Morristown) and Southwest Virginia (including the Roanoke Valley). Forward-Looking Statements This press release includes "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements often include words such as "believe," "expect," "anticipate," "estimate," and "intend" or future or conditional verbs such as "will," "would," "should," "could," or "may." Forward-looking statements are not historical facts but instead represent management's current expectations and forecasts regarding future events, many of which are inherently uncertain and outside of HomeTrust's control. Actual results may differ, possibly materially, from those currently expected or projected in these forward-looking statements. Factors that could cause HomeTrust's actual results to differ materially from those described in the forward-looking statements include: the effect of the COVID-19 pandemic, including on HomeTrust's credit quality and business operations, as well as its impact on general economic and financial market conditions and other uncertainties resulting from the COVID-19 pandemic, such as the extent and duration of the impact on public health, the U.S. and global economies, and consumer and corporate customers, including economic activity, employment levels and market liquidity; increased competitive pressures; changes in the interest rate environment; changes in general economic conditions and conditions within the securities markets; legislative and regulatory changes; and other factors described in HomeTrust's latest Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and other documents filed with or furnished to the Securities and Exchange Commission (the “SEC”), which are available on HomeTrust’s website at www.htb.com and on the SEC's website at www.sec.gov. These risks could cause HomeTrust's actual results for fiscal 2022 and beyond to differ materially from those expressed in any forward-looking statements by, or on behalf of, HomeTrust and could negatively affect its operating and stock performance. Any of the forward-looking statements that HomeTrust makes in this press release or the documents it files with or furnishes to the SEC are based upon management's beliefs and assumptions at the time they are made and may turn out to be wrong because of inaccurate assumptions they might make, because of the factors described above or because of other factors that they cannot foresee. HomeTrust does not undertake, and specifically disclaims, any obligation to revise any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements. www.htb.com